EXHIBIT 23.1

BDO STOY HAYWARD
Chartered Accountants
Northside House 69 Tweedy Road
Bromley Kent BRI 3WA
Telephone +44 (0)20 8466 7722
Facsimile +44 (0)20 8466 7171

Private and Confidential

The Directors
Regma Bio Technologies Limited
217 Plaza
535 Kings Road
London
SW10 0SZ
England

Dear Sirs

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (The Regma Bio Technologies Limited 2003 Nonqualified Stock Option Plan) our report dated 8 April 2003, relating to the financial statements of Regma Bio Technologies Limited appearing in the Company's Annual Report on Form 10-KSB for the year ended 31 December, 2002.

Yours faithfully

/s/ BDO Stoy Hayward
BDO Stoy Hayward
London

June 27, 2003